UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2026

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Trading Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2026, the Compensation Committee of the Board of Directors of Applied Optoelectronics, Inc. (the “Company”) approved an amendment (the “Executive Employment Agreement Amendment”) to each of the Employment Agreements, dated as of August 5, 2016 (each, an “Executive Employment Agreement”), by and between the Company and (i) Stefan J. Murry, Chief Financial Officer and Chief Strategy Officer, (ii) Hung-Lun (Fred) Chang, Senior Vice President and North America General Manager, (iii) Shu-Hua (Joshua) Yeh, Senior Vice President and Asia General Manager, and (iv) David C. Kuo, Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary to provide for enhanced severance payments and benefits.

Specifically, the Executive Employment Agreement Amendment provides that (a) if the executive officer’s employment is terminated without Cause (as defined in the applicable Executive Employment Agreement) or the executive officer resigns for Good Reason (as defined in the applicable Executive Employment Agreement), the executive officer will be eligible to receive (x) a payment equal to nine months of the executive officer’s then-current annual base salary (increased from six months), (y) a payment equal to the dollar value of nine months of the executive officer’s annual target bonus (increased from six months), and (z) reimbursement for continuing health coverage premiums under COBRA for up to 12 months (increased from $15,000); and (b) if the executive officer’s employment is terminated without Cause or the executive officer resigns for Good Reason, in each case, within six months prior to, or within 12 months following, a Change of Control (as defined in the applicable Executive Employment Agreement), the executive officer will be eligible to receive (x) a payment equal to 15 months of the executive officer’s then-current annual base salary (increased from 12 months), (y) a payment equal to the dollar value of 15 months of the executive officer’s annual target bonus (increased from 12 months), and (z) reimbursement for continuing health coverage premiums under COBRA for up to 15 months (increased from $15,000). The executive officers’ receipt of all severance payments and benefits under the Executive Employment Agreements (including the enhanced severance payments and benefits pursuant to the Executive Employment Agreement Amendments) is subject to certain terms and conditions set forth in the Executive Employment Agreements, including that the executive officers execute and not revoke a general release of claims in favor of the Company.

The foregoing description of the Executive Employment Agreement Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the form of Executive Employment Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Executive Employment Agreement Amendment.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED OPTOELECTRONICS, INC.

By:	/s/David C. Kuo
Name:	David C. Kuo
Title:	Senior Vice President and Chief Legal Officer

Date: February 19, 2026

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